                                                             EXHIBIT 99.5(b)(8)

                       SUB-INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made this ____ day of ___________, 1997 by and between Ivory & Sime International, Inc., a New Jersey corporation (hereinafter called "Adviser"), and Ivory & Sime plc, a Scottish corporation (hereinafter called "Sub-Adviser"),

      WHEREAS, Saratoga Capital Management (the "Manager") has been organized to serve as investment manager of The Saratoga Advantage Trust ("Trust"), a Delaware business trust which has filed a registration statement under the Investment Company Act of 1940 as amended (the "1940 Act") and the Securities Act of 1933; and

      WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the International Equity Portfolio (the "Portfolio"); and

      WHEREAS, Adviser proposes to provide investment management and advisory services for the Manager in respect of the Portfolio; and

      WHEREAS, Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of providing analytical and investment research and advisory services; and

      WHEREAS, Adviser desires to retain Sub-Adviser to provide analytical and investment research services and investment and reinvestment management services to Adviser in connection with Adviser's investment management and advisory services with respect to the Portfolio, on the terms and conditions hereinafter set forth; and

      WHEREAS, Sub-Adviser desires to provide such services in the manner and on the terms and conditions hereinafter set forth; and

      WHEREAS, Sub-Adviser is familiar with the investment objectives, policies and restrictions of the Portfolio and has reviewed the Investment Advisory Agreement dated as of ____________, 1997, between the Manager and Adviser;

      NOW, THEREFORE, THIS AGREEMENT

                             W I T N E S S E T H :

      That in consideration of the foregoing and the covenants hereinafter contained Adviser and Sub-Adviser agree as follows:

      1. Sub-Adviser agrees to provide Adviser at its request with investment advisory, statistical and research information and investment and reinvestment management services which may be used by the Adviser in satisfaction of its obligations under the Investment Advisory Agreement, including but not limited to advisory, research, statistical and other factual information relating to the economy of particular countries or regions, national and international credit conditions, and the investment and reinvestment of assets of the Portfolio. Sub-Adviser shall also furnish other information which may relate to issuers of securities owned by the Portfolio or which it might purchase, or to the businesses in which such issuers may be engaged, as well as information and recommendations with respect to the acquisition, holding or disposal by the Portfolio of securities in which it is permitted to invest. Sub-Adviser shall meet with Adviser at Adviser's request, but at least quarterly, to formulate investment policies and consider acceptable securities for investment.

      2. For the services rendered by the Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser seventy-eight (78%) percent of the net income derived from the monthly fees paid by the Manager to Adviser pursuant to the Investment Advisory Agreement. Sub-Adviser shall not be entitled to any other compensation or payment for services hereunder, either from Adviser, Manager or the Trust and in no event shall the fee paid or payable by the Adviser to Sub-Adviser hereunder, or otherwise, be an obligation of the Manager or the Trust. The fee payable to Sub-Adviser hereunder shall be paid promptly after receipt by the Adviser of a fee payable under Investment Advisory Agreement.

      3. Nothing herein contained shall be deemed to prohibit Adviser from obtaining information or services of the type to be provided by Sub-Adviser hereunder from any other source, or Sub-Adviser from providing services similar to that provided hereunder to any other person, firm or corporation provided that Adviser, Manager, and Portfolio are given equitable and no less favorable treatment in receipt of information, recommendations and other services to be provided hereunder. It is understood that the action taken by the Sub-Adviser under this agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price.

      4. Sub-Adviser, in rendering its services hereunder, agrees to use its best judgment and efforts, and Adviser agrees that Sub-Adviser shall not be liable hereunder for any mistake in judgment or any event whatsoever except for lack of good faith on the part of Sub-Adviser. Notwithstanding the foregoing, nothing herein shall be deemed to protect or purport to protect Sub-Adviser against any liability to Adviser, Manager, the Trust, or the holders of securities of the Trust to which Sub-Adviser would otherwise be subject by reason of an act or practice constituting willful misfeasance, bad faith, negligence, reckless disregard of duty or a breach of fiduciary duty involving personal misconduct (all within the meaning of 1940 Act), in respect of Adviser, Manager or the Trust in the performance of duties hereunder.

      5. The Sub-Adviser is obliged under the rules of the Investment Management Regulatory Organization, Limited ("IMRO") to include certain statements in any agreement relating to investment services in which it enters. These statements are contained in the attached Schedule I which shall form part of this Agreement.

      6. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of trustees; and further provided that such continuance is also approved annually by the vote of a majority of the trustees who are not interested persons of the Adviser or Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of trustees, by the Manager, by Adviser, or by a vote of the majority of the outstanding voting securities of such Portfolio upon 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 150 days' prior written notice to the Adviser and to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement dated ___________, 1997 between the Manager and the Trust or if the Advisory Agreement between the Manager and the Adviser terminates. This agreement shall terminate automatically and immediately in the event of its assignment. Sub-Adviser shall notify Adviser and Manager in writing of any change in the officers of Sub-Adviser within a reasonable time after such a change, but such notification shall not preclude or prevent this Agreement from terminating in the event of its assignment. The terms "interested persons", "vote of a majority of the outstanding voting securities" and "assignment" shall have the meanings set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Trust's Board of Trustees, the Manager and, if required by applicable SEC rules and regulations, a vote of a majority of the outstanding voting securities of the Portfolio.

      7. This Agreement shall become effective at the time and on the date when the last of the following shall have occurred: (i) the execution of this Agreement by the Adviser and the Sub-Adviser; (ii) the approval by a majority of outstanding voting securities of the Portfolio; (iii) the approval by a vote of a majority of Trustees of the Trust who are not interested persons of Manager, Adviser or Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

      8. This agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent applicable law of the State of

New York, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Chatham, New Jersey.

                                    IVORY & SIME INTERNATIONAL, INC.


                                    By:
                                       -----------------------------------------


                                    IVORY & SIME PLC


                                    By:
                                       -----------------------------------------

                                  SCHEDULE 1

1. The Sub-Adviser is a member of and regulated in the conduct of its investment business by IMRO.

2. For the purposes of this Agreement and the services provided by the Sub-Adviser hereunder, the Adviser shall be treated as a "non-private customer" as defined by the IMRO rules.

3. The Adviser does not wish to receive portfolio statements provided for under the IMRO rules.

4. Termination of this Agreement shall be without prejudice to transactions already initiated, which transactions shall be completed.

5. Any complaints which the Adviser may have regarding the services provided by the Sub-Adviser will be investigated promptly and thoroughly by a director or other senior employee of the Sub-Adviser who was not involved in the matter complained of. The Adviser will also have the right to complain directly to IMRO. Details of the compensation available should the Sub-Adviser be unable to meet any liabilities to the Adviser are available on request from the Sub-Adviser.

6. The Sub-Adviser may have arrangements with third parties whereby the third party will provide services such as research, valuations or analysis to the Sub-Adviser, the Sub- Adviser making no direct payment for those services but instead undertaking to place business with or to the order to that third party. The Sub-Adviser may only effect transactions under such arrangements if the transaction achieves "Best Execution",-- i.e. if it is effected on the best terms available on the relevant market at the time for transactions of the same size and nature with a reliable counterparty disregarding any benefits which might enure directly or indirectly to the Adviser or Manager form the services or benefits provided under the arrangement. A copy of the Sub-Adviser's policy statement in relation to soft commission agreements, together with details of all soft commission agreements or arrangements in force as of the date hereof is attached as
      Schedule II.

7. Sub-Adviser is not responsible for the appointment of any Custodian. Custodians shall be appointed by and be responsible to Trust for the safekeeping of all documents of title.

8. All transactions recommended or effected by the Sub-Adviser under this Agreement shall comply with the investment objective, policies and restrictions as set down in the Prospectus of the Trust filed with the Securities and Exchange Commission on _________, 1997 together with the restrictions contained in sub-paragraphs (a)-(j) below as such may from time to time be amended and notified in writing to Sub-Adviser which objectives, policies and restrictions form part of this Agreement.

For the avoidance of doubt and to comply with the Rules of IMRO, it is acknowledged that:

      (a) Sub-Adviser may not acquire units in any Collective Investment Scheme (whether regulated or unregulated) as defined in the Financial Services Act 1986).

      (b) Sub-Adviser may not acquire securities of which an issue or offer for sale was underwritten or otherwise arranged by Sub-Adviser or any associated company.

      (c) Sub-Adviser may not without Trust's written consent commit Trust to an obligation to supplement the funds in the Portfolio whether by borrowing on the Portfolios' behalf or otherwise.

      (d) The Sub-Adviser may not commit the Portfolio to any obligations to underwrite securities issued by other persons except to the extent that in connection with the disposition of its Portfolio investments, the Portfolio may be deemed to be an underwriter under U.S. Federal Securities law.

      (e) The Portfolio may invest in futures, options and contracts for differences, but only for the purposes of hedging, i.e. protecting against possible adverse fluctuations in the value of investments or cash in the Portfolios. Deposit or margin will be payable from the Portfolio for the writing (or granting) of options and the purchase or sale of futures contracts or contracts for differences and if the deposit or margin falls below the minimum required by the exchange on which the transaction is effected. No more than 5 per cent of the value of the Portfolio may e committed by way of margin. Such deposit or margin may take the form of cash or other investments in the Portfolios. Sub-Adviser will have discretion as to the circumstances in which Sub-Adviser may, without reference to the Adviser make contractual or other arrangements to settle or close out outstanding obligations. The markets in futures, options, and contracts for differences can be highly volatile and such investments carry a high risk of loss. In the case of futures, contracts for differences and the grant of options a relatively small adverse market movement may result not only in the loss of the original investment, but also in unquantifiable loss exceeding any margin deposited.

      (f) Sub-Adviser may not without the Trust's consent commit Trust to an obligation which might require Trust to supplement the funds in the Portfolio in order to meet any required deposit or margin and may not without Trust's consent effect margined transactions otherwise than under the rules of a recognized or designated investment exchange and in a contract traded thereon.

      (g) Sub-Adviser may match a liability in one currency with an asset in a different currency and may invest in investments denominated in a currency other than U.S. dollar. In such cases, a movement of exchange rates may have a separate effect unfavorable as well as favorable on the gain or loss which might otherwise be experience on the investment.

      (h) Except where otherwise permitted under this Agreement, the Sub-Adviser may not, without prior notice to Manager, effect transactions in which the Sub-Adviser has directly or indirectly a material interest (other than an interest arising solely form the Sub-Adviser's participation in the transaction) or any relationship which may involve a conflict with the Sub-Adviser's duty to Manager and the Portfolios.

      (i) Except to the extent necessary or desirable to effect transactions in futures, options, or contracts for differences, Sub-Adviser may not without Trust's consent (which consent will constitute an amendment to this Agreement) lend any of the Portfolio's assets to third parties or create a charge over any of the Portfolio's assets.

      (j) The Portfolio may acquire "non-readily realizable investments" as defined in the IMRO rules and it is appreciated that these investments may be difficult to value and dispose of.

9. The value of cash and securities contained in the Portfolio shall be expressed by the Sub- Adviser in its reports to the Trustees in U.S. Dollars and shall be calculated by reference to the mid-market prices and exchange rates indicated by Extel Financial Services unless these are unavailable, in which case prices and exchange rates published by other reputable sources may be used. Income shall be accounted for when received. The Sub-Adviser acknowledges that the value of cash and securities contained in the Portfolio shall be calculated by the Portfolio according to the procedures specified in the Trust's Registration Statement.

                                   SCHEDULE

                 IVORY & SIME'S POLICY ON BROKERAGE ALLOCATION

Under the United Kingdom Financial Service Act 1986 those who provide services covered under the Act are required to supply relevant information to clients. Under the development of the disclosure policy, Ivory & Sime is now required to furnish you with details of its operational methods in respect of stock market commissions.

Ivory & Sime deals both with agency brokers and directly with market makers. Our decisions as to which to use is governed by a number of factors including market information, research and services. We have a number of arrangements to receive disclosable soft commission services from agency brokers. It is our policy to use soft commission arrangements since the services supplied under them assist us in our investment management decision making process. In determining through which broker or market maker a particular transaction is placed, best execution is, at all times, the prime consideration. It must be emphasized that except as noted below all clients are treated equally and no commitment is given by way of a guarantee on the level of business that a broker will receive for such services.

Where commission is paid the amount and use are strictly monitored. Some commission, not exceeding 20% of our total commission payable per annum is used to pay for services such as Reuters and Datastream which are easily identifiable as being of benefit to all clients. Certain commission is used to buy specific services because they pertain to a particular client or group of clients. These specific services are paid for only by commission generated by those specific clients' accounts.

As part of the full disclosure you will find attached to this notice a schedule covering our current soft commission arrangements.


                                                                     June 1992

                   IVORY & SIME'S SOFT COMMISSION ARRANGEMENTS

                                AS AT 1 JUNE 1992

-------------------------------------------------------------------------------------------------------------
    PERSON PROVIDING           BROKER PAYING                                           DESCRIPTION OF
         SERVICE                FOR SERVICE                    NAME OF SERVICE             SERVICE
-------------------------------------------------------------------------------------------------------------
Broadcourt                Broadcourt                      Broadcourt               Various services (eg
                                                                                   performance
                                                                                   measurement)
-------------------------------------------------------------------------------------------------------------
First Call                Warburgs                        First Call               On line UK/US database:
                          Boston Institutional                                     broker research
                          Services
-------------------------------------------------------------------------------------------------------------
Bloomberg                 Warburgs                        Bloomberg                On line database:
                                                                                   International Capital
                                                                                   Markets
-------------------------------------------------------------------------------------------------------------
Lotus Development         Lynch Jones Ryan                One Source/IBES          On line US database:
                                                                                   Corporate information
-------------------------------------------------------------------------------------------------------------
Washington Service        Brick Securities Associates     Washington Service       Political and Economic
                                                                                   Information
-------------------------------------------------------------------------------------------------------------
WM & Co                   Smith New Court                 Performance Measurement  Performance
                                                                                   Measurement
-------------------------------------------------------------------------------------------------------------
Combined Actuarial        Boston Institutional            CAPS                     Performance
Performance Service       Services                                                 Measurement
Cecogest                  Panmure Gordon                  Cecogest                 Economic & Political
                                                                                   Analysis
-------------------------------------------------------------------------------------------------------------
Compustat                 Standard & Poors                Compustat                On line US database:
                                                                                   Corporate Information
-------------------------------------------------------------------------------------------------------------
Datastream                S G Warburg                     Datastream               On line database:
                                                                                   international economic
                                                                                   information and corporate
                                                                                   statistics
-------------------------------------------------------------------------------------------------------------
Directus                  S G Warburg                     Directus                 Share Dealings
                                                                                   Information
-------------------------------------------------------------------------------------------------------------
ECRU                      Smith New Court                 ECRU                     European Company
                                                                                   Research
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
    PERSON PROVIDING           BROKER PAYING                                           DESCRIPTION OF
         SERVICE                FOR SERVICE                    NAME OF SERVICE             SERVICE
-------------------------------------------------------------------------------------------------------------
Reuters                   SG Warburg                      Reuter Screens           Share Price Information
                                                                                   Service
-------------------------------------------------------------------------------------------------------------
IBES                      SG Warburg                      Performance Measurement  Performance
                                                                                   Measurement
-------------------------------------------------------------------------------------------------------------
Frank Russell             James Capel                     Frank Russell            Performance
                          Ord Minnett                     Performance Measurement  Measurement
                          Thamesway
-------------------------------------------------------------------------------------------------------------
Topic                     Smith New Court                 Topic                    Topic Screens
Quick                     SG Warburg                      Quick Terminal           On line Japanese
                                                                                   database: Corporate
                                                                                   information
-------------------------------------------------------------------------------------------------------------
SEI                       James Capel                     SEI Performance          Performance
                          SG Warburg                      Measurement              Measurement
-------------------------------------------------------------------------------------------------------------

Denotes client specific performance measurement services which are paid for exclusively by the client who receives the particular measurement service.

Commission from a client's Portfolios may only be used to pay for soft commission services which can reasonably be expected to assist Ivory & Sime's provision of investment Services to that particular Portfolio.
--------------------------------------------------------------------------------

                                   SCHEDULE A

    Directors and Principal Executive Officer of Saratoga Capital Management:

Name                         Position With the Manager and Principal Occupation
----                         --------------------------------------------------
Bruce E. Ventimiglia(1)(2)   Chairman, President, Chief Executive Officer and
                             Director
Stephen Ventimiglia(2)       Chief Investment Officer and Director
Scott Kane                   Chief Financial Officer and Director

(1)   Mr. Ventimiglia also serves as Trustee to the Trust.

(2)   These individuals are brothers.

The address of each of the above-named individuals is 33 Maiden Lane, New York, NY 10038.

                                   SCHEDULE B

Directors and Principal Executive Officer of Sterling Capital Management
Company:

Name                      Position With Advisor and Principal Occupation
----                      ----------------------------------------------
W. Olin Nisbet, III       Chairman, Chief Executive Officer and Director

Mark W. Whalen            President and Director

David M. Ralston          Executive Vice President, Chief Investment Officer and
                          Director

J. Calvin Rivers, Jr.     Executive Vice President/NCCMT and Director

      The address of each of the above named individuals is One First Union Center, 301 S. College Street, Suite 3200, Charlotte, NC 28202-6005.

      The registered investment companies listed below are managed by Sterling Capital Management Company and have similar investment objectives to at least one of the Portfolios:

                                       Approximate Assets           Advisory
            Fund                        (as of 12/31/96)            Fee Rate
            ----                       ------------------           --------
Sterling Partners' Balanced Fund           $60,044,165                0.75%
Sterling Partners' Equity Fund             $37,550,543                0.75%
Sterling Partners' Short-Term Fund         $25,563,708                0.55%

                                   SCHEDULE C

    Directors and Principal Executive Officer of Fox Asset Management, Inc.:

Name                              Position With Advisor and Principal Occupation
----                              ----------------------------------------------
J. Peter Skirkanich               President

John W. Liang                     Managing Director

Paul A. Stach                     Managing Director

Russell S. Tompkins               Managing Director

      The address of each of the above named individuals is 44 Sycamore Avenue, Little Silver, NJ 07739.

      The registered investment company listed below is managed by Fox Asset Management, Inc. and has similar investment objectives to at least one of the
Portfolios:

                         Approximate Net Assets             Advisory
            Fund            (as of 12/31/96)                Fee Rate
            ----         ----------------------             --------
Prudential Bank and            $38,000,000         .30% for portion of portfolio
Trust Balanced Portfolio                           invested in equity securities

                                                   .25% for portion of portfolio
                                                   invested in fixed income
                                                   securities

                                   SCHEDULE D

          Directors and Principal Executive Officer of OpCap Advisors:

Name                              Position With Advisor and Principal Occupation
----                              ----------------------------------------------
Bernard H. Garil                  President and Chief Operating Officer

Sheldon Siegel                    Treasurer

Thomas E. Duggan                  General Counsel and Secretary

      The address of each of the above named individuals is One World Financial Center, New York, NY 10281.

      The registered investment companies listed below are managed by OpCap Advisors and have similar investment objectives to at least one of the
Portfolios:

                          Approximate Net Assets
         Fund                 (as of 1/15/97)              Advisory Fee Rate
         ----             ----------------------           -----------------
Oppenheimer Quest
Value Fund, Inc.(1)           $  637,100,000     1.0% on the first $400 million;
                                                 .90% on the next $400 million;
                                                 .85% of net assets in excess of
                                                 $800 million
Oppenheimer Quest Small
Cap Value Fund(1)             $  160,000,000     1.0% on the first $400 million;
                                                 .90% on the next $400 million;
                                                 .85% of net assets in excess of
                                                 $800 million
Oppenheimer Quest
Opportunity Value Fund(1)     $2,145,800,000     1.0% on the first $400 million;
                                                 .90% on the next $400 million;
                                                 .85% of net assets in excess of
                                                 $800 million
Growth and Income Value
Fund Oppenheimer Quest        $   70,500,000     .85% of net assets

Global Value Fund, Inc.(1)    $  256,200,000     .75% on the first $400 million;
                                                 .70% on the next $400 million;
                                                 .65% of net assets in excess of
                                                 $800 million
Oppenheimer Quest Officers
Value Fund(1)(2)              $   11,100,000     1.0% of its daily net assets

Quest for Value Dual
Purpose Fund                  $  880,500,000     (3)

Municipal Advantage Fund      $  156,100,000     .36%

The Czech Republic Fund       $   90,900,000     .40%

Enterprise Accumulation
Trust:
   Equity Portfolio           $  319,700,000     .40%
   Managed Portfolio          $1,972,000,000     .40%

Enterprise Group of Funds     $  221,200,000     .40%
   Managed Portfolio

Penn Series Funds, Inc.:
   Value Small Cap Fund       $   16,400,000     .50%
   Value Equity Fund          $  202,900,000     .50%

Endeavor Series Trust:
   Opportunity Value
     Equity Portfolio         $  128,700,000     .40%
   Opportunity Value
     Small Cap Portfolio      $  797,500,000     .40%

OCC Accumulation Trust:
   Equity Portfolio           $   20,000,000     .80% on the first $400 million;
                                                 .75% on the next $400 million;
                                                 .70% of net assets in excess of
                                                 $800 million

   Small Cap Portfolio        $   34,900,000     .80% on the first $400 million;
                                                 .75% on the next $400 million;
                                                 .70% of net assets in excess of
                                                 $800 million

   Global Equity Portfolio    $   17,300,000     .80% on the first $400 million;
                                                 .75% on the next $400 million;
                                                 .70% of net assets in excess of
                                                 $800 million

   Managed Portfolio          $     83,900,000   .80% on the first $400 million;
                                                 .75% on the next $400 million;
                                                 .70% of net assets in excess of
                                                 $800 million

   Bond Portfolio             $       2,400,000  .50%

   U.S. Government Income
     Portfolio                $       3,400,000                   .60%

   Money Market Portfolio     $       5,300,000                   .40%

(1) With respect to each of these funds, Oppenheimer Funds, Inc. ("OFI") is the investment adviser and OpCap Advisors is the sub-adviser. OFI pays OpCap Advisors monthly an annual fee based on the average daily net assets of the fund equal to 40% of the advisory fee collected by OFI based on the total net assets of the fund as of November 22, 1995 (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets of the fund that exceed the base amount.

(2) OFI's advisory fee for the Oppenheimer Quest Officers Value Fund is 1.00%. However, effective August 1, 1996, OFI is waiving the portion of its management fee equal to what OFI would have been required to pay OpCap as the sub-advisory fee and OpCap has agreed to waive its sub-advisory fee.

(3) OpCap currently provides investment advisory services to the fund for a fee of .75% on assets up to $200 million and .50% on assets over $200 million. Effective February 28, 1997, OFI will become the manager of the fund and will be paid a fee at the rate of 1.00% of the first $400 million of assets, .90% of the next $400 million of net assets and .85% of assets over $800 million. OFI will pay OpCap a sub-advisory fee equal to 40% of the net advisory fee calculated by OFI for the fund based on the total net assets of the fund as of February 28, 1997 and remaining 120 days later (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets that exceed the base amount.

                                   SCHEDULE E

Directors and Principal Executive Officer of Harris Bretall Sullivan & Smith,
Inc.:

Name                          Position With Advisor and Principal Occupation
----                          ----------------------------------------------
W. Graeme Bretall             President, Director and Portfolio Manager

John J. Sullivan              Treasurer, Director and Portfolio Manager

Henry B. Dunlap Smith         Secretary, Director and Portfolio Manager

      The address of each of the above named individuals is One Sansome Street, Suite 3320, San Francisco, CA 94104.

                                   SCHEDULE F

 Directors and Principal Executive Officers of Thorsell, Parker Partners, Inc.:

Name                     Position With Thorsell and Principal Occupation
----                     -----------------------------------------------
Richard L. Thorsell      Managing Partner, Director and Chief Investment Officer

Lewis W. Parker          Managing Partner, Director and Research Analyst


      The address of each of the above named individuals is 265 Post Road West, Westport, CT 06880.

                                   SCHEDULE G

   Directors and Principal Executive Officer of Axe-Houghton Associates, Inc.:

Name                 Position With Advisor and Principal Occupation
----                 ----------------------------------------------
Seth Lynn            President and Director

Bob Follert          Director and Director of Marketing

Lloyd Buchanan       Chief Operating Officer and Director

Fredric Sapirstein   Director; President of Hoenig Group, Inc.

Alan Herzog          Director; Chief Operating Officer of Hoenig Group, Inc.

Max Levine           Director; Executive Vice President of Hoenig Group, Inc.

Kathryn Hoenig       Director; Vice President and Chief Counsel of Hoenig Group,
                     Inc.

Robert Spiegel       Director; Retired

      The address of each of the above named individuals is Royal Executive Park, 4 International Drive, Rye Brook, NY 10573.

                                   SCHEDULE H

 Directors and Principal Executive Officer of Ivory & Sime International, Inc.:

Name                           Position With Advisor and Principal Occupation
----                           ----------------------------------------------
Keith H. Wood                  President, Director

Fred Thalmann                  Director, Secretary

Rudy Abel                      Director

Colin Peter Hook               Managing Director

George Walker                  Director

      The address of each of the above named individuals, other than Mr. Hook, is 39 Main Street, Chatham, New Jersey 07928. The address of Mr. Hook is Ivory & Sime plc, One Charlotte Square, Edinburgh EH24D7.

                                   SCHEDULE I

         Directors and Principal Executive Officer of Ivory & Sime plc:

Name                          Position With Advisor and Principal Occupation
----                          ----------------------------------------------
Sir David Oliphant Kinloch    Chairman; Deputy Chief Executive of Caledonia
                              Investments plc

Colin Peter Hook              Managing Director

Ian Frank Rushbrook           Director

Allan Munro                   Director

Gordon Joseph Neilly          Director and Business Development Director

Arnold Roger Alexander Young  Director; Chief Executive of Scottish Hydro
                              Electric plc

John Stubbs                   Director and Chief Investment Officer

      The address of Messrs. Munro, Neilly and Stubbs is Ivory & Sime plc, One Charlotte Square, Edinburgh EH2 4D7. The address of Sir Kinloch is Caledonia Investments plc, Cayzer House, 1 Thomas More Street, London #1 9AR. The address of Mr. Young is Scottish Hydro Electric plc, 10 Dunkeld Road, Perth PH1 5WA. The address of Mr. Rushbrook is 10a Colme Street, Edinburgh EH3 6AA.